Surgery Partners Announces Entry Into Agreement to Sell Ownership Interests in Idaho Falls Facilities to Intermountain Health; Reaffirms Guidance, Excluding Impact of Transaction

Represents significant milestone in the Company’s ongoing portfolio optimization efforts

BRENTWOOD, Tenn., July 24, 2026 (GLOBE NEWSWIRE) -- Surgery Partners, Inc. (NASDAQ:SGRY) (“Surgery Partners” or the “Company”), a leading short-stay surgical facility owner and operator, today announced it, along with its existing partner Intermountain Health, has placed into escrow signature pages to definitive agreements, pursuant to which Surgery Partners would sell its ownership interests in Mountain View Hospital and Idaho Falls Community Hospital to Intermountain Health. Physician ownership of Mountain View Hospital will remain unchanged.

The transaction values the combined Idaho Falls facilities at approximately $1.15 billion. Total consideration to Surgery Partners is approximately $795 million. The Company expects to receive substantial cash proceeds upon closing, with the final amount subject to customary purchase price adjustments, including adjustments for indebtedness, working capital, transaction expenses and other closing items. Accordingly, the Company is unable to provide a reasonable estimate of final net cash proceeds at this time.

Completion of the transaction is subject to customary closing conditions, including the execution of binding Securities Purchase Agreements between the Company and Intermountain Health following requisite Mountain View Hospital physician member and physician governing board approvals. Unless and until these approvals are obtained, there is no assurance regarding the completion of the transaction.

In addition, the closing of the transaction is subject to customary closing conditions, including expiration of applicable waiting periods under the Hart-Scott-Rodino Act, obtaining any other applicable material regulatory approvals, and obtaining certain material third-party consents.

The transaction is expected to close in the coming months, subject to the forgoing approvals.

“For Surgery Partners, assuming physician partner approval, this transaction represents the largest step forward in our portfolio optimization strategy to date, simplifying our go forward operations, and positioning us to accelerate momentum in the rapidly growing, high-value ambulatory surgery center space,” said Eric Evans, Chief Executive Officer of Surgery Partners. “While our Idaho Falls partnerships have been a large and successful part of our Company’s growth story, these unique facilities are best positioned for their next chapter of growth with an outstanding regional health system like Intermountain. Once complete, this will further sharpen our strategic focus and help support long-term shareholder value. We are confident that Intermountain Health is the best natural owner to continue to advance the mission that Mountain View physician partners started well over two decades ago and to build on their strong legacy of exceptional patient care.”

2026 Outlook

The Company’s previously issued guidance does not reflect the anticipated impact of this transaction. Excluding the impact of this transaction, the Company reaffirms its outlook for 2026 revenues to be in the range of $3.35 billion to $3.45 billion and Adjusted EBITDA of at least $530 million.

The Company intends to provide further details regarding the expected financial impact of the transaction on its 2026 financial outlook at the appropriate time, subject to the completion of the transaction.

Second Quarter 2026 Earnings Release Date and Conference Call Details

Surgery Partners will release its second quarter 2026 results before the market opens on Monday, August 10, 2026, to be followed by a conference call at 8:30 a.m. (Eastern Time).

You can join the call as follows:
•Dial in number for live access: 1-877-451-6152 (domestic), 1-201-389-0879 (international)
•Replay (available 3 hours after the call and available until August 24, 2026): 1-844-512-2921 (domestic), 1-412-317-6671 (international)
•Passcode for the live call and the replay: 13761354

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company’s website at www.surgerypartners.com. The replay will also be available on this same website for a limited time following the call.

To learn more about Surgery Partners please visit the company’s website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution of material company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company’s website and is readily accessible.

About Surgery Partners

Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high-quality, cost-effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 200 locations in 30 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.

About the Idaho Falls Facilities

The Idaho Falls facilities have built a long-standing reputation as preferred providers and leaders in delivering high-quality, affordable care for the Idaho Falls region. Mountain View Hospital was founded in 2002 and has grown into a leading surgical hub and Level III NICU, with the opening of the Idaho Falls Community Hospital in 2019 adding scalable acute care capabilities. Combined, the locations employ over 150 physicians and include 126 beds with a breadth of services across nine surgical specialties and a diverse range of additional service lines, including oncology, emergency department and ICU services, and neonatology.

About Intermountain Health

Headquartered in Utah with locations in six states and additional operations across the western U.S., Intermountain Health is a nonprofit system of 34 hospitals, approximately 400 clinics, medical groups with some 4,600 employed physicians and advanced care providers, a nonprofit health plan called Select Health with more than one million members, and other health services. Helping people live the healthiest lives possible, Intermountain is committed to improving community health and is widely recognized as a leader in transforming healthcare by using evidence-based best practices to consistently deliver high-quality outcomes at sustainable costs.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for future periods and other similar statements. These statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "continues," "estimates," "predicts," "projects," "forecasts," "may," "could," and similar expressions. All forward-looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and other factors that may cause actual results to differ materially from the expectations discussed in, or implied by, the forward-looking statements. Many of these factors are beyond our ability to control or predict including, without limitation, the risk that the potential sale transaction may not be completed in a timely manner or at all, including the risk that required physician, regulatory and other approvals and consents are not obtained, are delayed, or are obtained subject to conditions that are not anticipated; the failure to satisfy other closing conditions to the transaction; the possibility that the anticipated benefits of the sale to the Company are not realized as expected, the potential adverse effect of the announcement or pendency of the transaction on the market price of, or trading in, the Company’s securities and on the Company's business relationships, operating results, and business generally, including the ability to retain key personnel; risks related to diverting management's attention from the Company's ongoing business operations; the amount of costs, fees, expenses, and charges related to the sale transaction; potential litigation relating to the transaction that could be instituted against the Company or its affiliates, officers, or directors, and the effects of any outcomes related thereto; reductions in payments from government health care programs and private insurance payors, such as health maintenance organizations, preferred provider organizations, and other managed care organizations and employers; our ability to contract with private insurance payors; changes in our payor mix or surgical case mix; failure to maintain or develop relationships with physicians on beneficial or favorable terms, or at all; the impact of payor controls designed to reduce the number of surgical procedures; our efforts to integrate operations of acquired or developed businesses and surgical facilities, attract new physician partners, or acquire additional surgical facilities; supply chain issues, including shortages or quality control issues with surgery-related products, equipment and medical supplies; competition for physicians, nurses, strategic relationships, acquisitions and managed care contracts; our ability to attract and retain qualified health care professionals; our ability to enforce non-compete restrictions against our physicians; our ability to manage material liabilities whether known or unknown incurred as a result of acquiring or operating surgical facilities; the impact of future legislation and other health care regulatory reform actions, and the effect of that legislation and other regulatory actions on our business; our ability to comply with current health care laws and regulations; the outcome of legal and regulatory proceedings that have been or may be brought against us; the impact of cybersecurity attacks or intrusions, changes in the regulatory, economic and other conditions of the states where our surgical facilities are located; our indebtedness; the social and economic impact of a pandemic, epidemic or outbreak of a contagious disease on our business; and the risks and uncertainties identified and discussed from time to time in the Company’s reports filed with the Securities and Exchange Commission (the "SEC"), including in Item 1A under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed with the SEC. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Contacts

Media/Investor Contact
Surgery Partners Investor Relations
(615) 234-8940
IR@surgerypartners.com

Intermountain Health Media Relations
IntermountainNews@imail.org